CARSUNLIMITED.COM, INC.
                          444 Madison Ave., 18th Floor
                               New York, NY 10022

                                                                August 15, 2005


Innopump, Inc.
305 Madison Avenue, Suite 4510
New York, New York 10165

      Re: Extension of Liquidity Condition

Gentlemen:

I refer to the Agreement and Plan of Merger dated as of June 9, 2005 (the "Merger Agreement") among Carsunlimited.com, Inc. ("Carsunlimited"), Pump Acquisition Corp. ("PAC") and Innopump, Inc. ("Innopump"), which, as permitted by Section 5.2.7 of the Merger Agreement, has had extended to August 15, 2005 the date by which Carsunlimited must have no less than $4,000,000 in cash or cash equivalents and no more than $80,000 in liabilities ("Liquidity Condition").

Carsunlimited has requested that the Merger Agreement be amended to provide that the Liquidity Condition be extended to September 15, 2005.

You have agreed to extend the date to September 15, 2005, subject to the following changes in the Liquidity Condition:

a. That, if the Liquidity Condition is not met by September 9, 2005, we deliver, or have delivered to Innopump, no less than $425,000 as a loan on substantially the same terms as the $300,000 8% Senior Secured Promissory Note issued to Ocean Drive Opportunities Fund, LLC ("Ocean Drive") on October 19, 2004 by Sea Change Group, LLC ("Sea Change"), referred to in our letter of July 20, 2005, (i.e. 1 year maturity date; 8% interest; secured). The extension shall automatically terminate on September 9 if such funds are not delivered.

b. The Merger Agreement provide that upon completion of the Liquidity Condition, Innopump shall be advanced $1,000,000 (less the loan amount set forth in subsection (a), if such loan is made) to cover expenses (including operating and audit costs as well as legal counsel of Carsunlimited to prepare the Form 8-K) for a period of no less than 90 days, during which Innopump shall use all commercially reasonable efforts to complete audit and other obligations precedent to the closing of the Merger under the new SEC rules. Once the Liquidity Condition has been completed, the $1,000,000 advance will reduce the amount of the Liquidity Condition requirement for closing.

c. Pending fulfillment of the Liquidity Condition, Innopump shall be released and permitted to discuss with private equity sources other avenues of financing, understanding that Carsunlimited shall have the absolute right to complete the transaction under the Merger Agreement upon satisfying the Liquidity Condition.

Re: Extension of Liquidity Condition                             August 11, 2005
                                                                 Page 2 of 3

Carsunlimited and PAC have agreed to the foregoing, and we have all jointly agreed that the Merger Agreement shall be deemed amended to provide for these provisions and such other revision as may be required to fulfill the newly enacted SEC requirements on filings mandated for a merger of this type.

This extension is further subject to the consent and approval of Ocean Drive to grant to Innopump the right to force the conversion of (i) the $400,000 8% Senior Secured Convertible Promissory Note issued to Ocean Drive on December 28, 2004 and (ii) the $300,000 8% Senior Secured Promissory Note issued to Ocean Drive on October 19, 2004 by Sea Change (collectively, the "Notes") in accordance with the applicable terms of the $400,000 Note at any time prior to repayment thereof. This right shall not otherwise change the rights of Ocean Drive under the Notes and shall not affect the new note referred to above in section a.

Kindly evidence your acceptance of and agreement to the foregoing by signing this letter where- upon it shall be binding upon us effective as of the date hereof. This letter may be executed in counterparts, all of which shall constitute one and the same instrument.

Re: Extension of Liquidity Condition                             August 11, 2005
                                                                 Page 3 of 3


                                             Very truly yours,

                                             CARSUNLIMITED.COM, INC.
                                             on behalf of itself and PAC

                                             By:  /s/ Daniel Myers
                                             -----------------------------------
                                             Authorized Signator
                                             Name: Daniel Myers
                                             Title: President

Accepted and agreed:
--------------------

Innopump, Inc.                               Ocean Drive Opportunities Fund, LLC


By:/s/ Paul Block                            By: /s/ Daniel Myers
------------------------------               -----------------------------------
Authorized Signator                          Authorized Signator
Name: Paul Block                             Name: Daniel Myers
Title: President                             Title: President